As filed with the Securities and Exchange Commission on November 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(Address of principal executive offices, including zip code)

Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan

Talecris Biotherapeutics Holdings Corp. 2009 Long-Term Incentive Plan

(Full title of each plan)

LAWRENCE D. STERN

Chairman and Chief Executive Officer

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(919) 316-6300

(Name and address, and telephone number, including area code, of agent for service)

with copies to:

JOHN F. GAITHER, Jr.

Executive Vice President, General Counsel and Secretary

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(919) 316-6300

(253) 390-6623 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, issuable under the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan	13,934,816	(2)	$7.04	(3)	$98,101,104.64	$5,474.04
Common Stock, par value $0.01 per share, issuable under the Talecris Biotherapeutics Holdings Corp. 2009 Long-Term Incentive Plan	597,713	(4)	$19.00	(5)	$11,356,547.00	$633.70
Common Stock, par value $0.01 per share, issuable under the Talecris Biotherapeutics Holdings Corp. 2009 Long-Term Incentive Plan	6,119,312	(6)	$19.88	(7)	$121,651,922.56	$6,788.18

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock as may be issued in connection with share splits, share dividends, or similar transactions.

(2)  Represents shares of common stock subject to outstanding option awards under the registrant’s 2005 Stock Option and Incentive Plan.  Any such shares of common stock subject to option awards that expire, are forfeited, are cancelled, or become unexercisable will be available for future issuance under the registrant’s 2009 Long-Term Incentive Plan (see footnote 6 below).

(3)  Estimated solely for the purpose of calculating the registration fee amount pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share of $7.04 represents the weighted average exercise price of the outstanding option awards granted under the registrant’s 2005 Stock Option and Incentive Plan.

(4)  Represents shares of common stock subject to outstanding option awards under the registrant’s 2009 Long-Term Incentive Plan.

(5)  Estimated solely for the purpose of calculating the registration fee amount pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share of $19.00 represents the weighted average exercise price of the outstanding option awards granted under the registrant’s 2009 Long-Term Incentive Plan.

(6)  Represents shares of common stock available for future issuance under the registrant’s 2009 Long-Term Incentive Plan.  To the extent outstanding awards under the registrant’s 2005 Stock Option and Incentive Plan expire, are forfeited, are cancelled, or become unexercisable, the shares of common stock subject to such awards will be available for future issuance under the registrant’s 2009 Long-Term Incentive Plan (see footnote 2 above).

(7)  Estimated solely for the purpose of calculating the registration fee amount pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Global Select Market on November 4, 2009, in accordance with Rule 457(c) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Talecris Biotherapeutics Holdings Corp. is sometimes referred to as “registrant,” “we,” “us,” or “our.”

Item 3. Incorporation of Documents by Reference

We hereby incorporate by reference into this registration statement the following documents filed with the Commission:

•                  The prospectus we filed pursuant to Rule 424(b) under the Securities Act on October 1, 2009, relating to our Registration Statement on Form S-1 (333-144941);

•                  All of our reports filed pursuant to Section 13(a) or 15(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•                  The description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A/A filed on September 29, 2009, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of the Delaware Law, our Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of our director’s violations of their fiduciary duty. This provision eliminates each director’s liability to us and our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. In addition, our restated certificate of incorporation authorizes us to purchase and maintain insurance to protect itself and any director, officer, employee or agent of us or another business entity against any expense, liability or loss incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether we would have the power to indemnify such person under our bylaws or Delaware Law.

We maintain directors and officers liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibit Index that follows the signature page to this registration statement is incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant’s certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Research Triangle Park, state of North Carolina, on November 9, 2009.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ LAWRENCE D. STERN

Name: Lawrence D. Stern
Title: Chairman and Chief Executive Officer

We, the undersigned officers and directors of Talecris Biotherapeutics Holdings Corp., hereby severally constitute and appoint John F. Gaither, Jr. and John M. Hanson, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAWRENCE D. STERN	Chairman, Chief Executive Officer and Director (principal executive officer)	November 9, 2009
Lawrence D. Stern

/s/ JOHN M. HANSON	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	November 9, 2009
John M. Hanson

/s/ STUART A. AUERBACH	Director	November 9, 2009
Stuart A. Auerbach

/s/ RICHARD A. CHARPIE	Director	November 9, 2009
Richard A. Charpie

/s/ PAUL N. CLARK	Director	November 9, 2009
Paul N. Clark

/s/ W. BRETT INGERSOLL	Director	November 9, 2009
W. Brett Ingersoll

/s/ JAMES T. LENEHAN	Director	November 9, 2009
James T. Lenehan

/s/ STEVEN F. MAYER	Director	November 9, 2009
Steven F. Mayer

/s/ KENNETH J. MARTIN	Director	November 9, 2009
Kenneth J. Martin

/s/ RUEDI E. WAEGER	Director	November 9, 2009
Ruedi E. Waeger

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Reed Smith LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Reed Smith LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page to this registration statement)

99.1

Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on September 24, 2007)

99.2

Talecris Biotherapeutics Holdings Corp. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of the registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on September 11, 2009)